Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of Malibu Boats, Inc. of our report dated December 13, 2013, relating to our audits of the consolidated financial statements of Malibu Boats Holdings, LLC, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

/s/ McGladrey LLP

Indianapolis, Indiana

December 13, 2013